/0041083.01












     BELLSOUTH NONQUALIFIED DEFERRED INCOME PLAN







     BellSouth Nonqualified Deferred Income Plan



BellSouth Corporation ("BellSouth") hereby

establishes this first (1st) day of September, 1985,

the BellSouth Nonqualified Deferred Income Plan

("Plan") for certain employees of BellSouth and its

subsidiaries.

                      Article 1

                     Definitions

          1.1  "Base Salary" means the gross salary

of the Participants, including the amount of any

before-tax basic and supplemental contributions to

the BellSouth Management Savings and Employee Stock

Ownership Plan or similar contributions to a

comparable plan maintained by a Participating Company

and the amount of any other deferrals from gross

salary under any nonqualified deferred compensation

plans which may be maintained by a Participating

Company from time to time.

          1.1(A) "CEO" means the Chief Executive

Officer of BellSouth Corporation.

          1.1(B) "Code" means the Internal Revenue

Code of   *

1986, as amended.   *

          1.2  "Compensation" means Net Gross Monthly

Salary.

          1.3  "Compensation Rate" means the cash

compensation of a Participant, including (i) annual

Base Salary rate in effect on the date the Deferral

Agreement is executed, and (ii) lump-sum



* Text Added 5/30/90



awards under incentive compensation programs received

for  #

performance rendered during the calendar year

preceding the year|

in which the Deferral Agreement is executed.  For

Participants   |

employed by Participating Companies whose

compensation   |

structures do not readily fit within this definition,

#

Compensation Rate means cash compensation as defined

by the CEO.

          1.4  "Deferral Agreement" means an

agreement      *

pursuant to which deferral elections under this Plan

are made

and includes a standard Deferral Agreement,

substantially in

the form of Exhibit A hereto, a Deferral Agreement

for deferral

of certain lump-sum payments, substantially in the

form of

Exhibit B hereto, and other agreements approved from

time to

time for use in connection with this Plan as

described in

Article 2.

*

          1.5  "Employer" means (i) BellSouth and

(ii) any subsidiary of BellSouth authorized by

BellSouth to enter into Deferral Agreements pursuant

to this Plan.

          1.5(A) "ERISA" means the Employee

Retirement Income Security Act of 1974, as amended.

          1.6  "Net Gross Monthly Salary" means the

amount of a Participant's Base Salary which actually

is paid to him or her in any month, net of all

withholding, allotments, and deductions other than

any reduction as a result of participation in this

Plan.

# Text Revised 10/1/94

* Text Revised 8/10/93



          1.7  "Participant" means an employee who is

authorized by the CEO or his delegated representative

to participate in the Plan and to execute a Deferral

Agreement.

          1.8  "Plan Year" means (i) January 1, 1986

through December 31, 1986 and (ii) each and every

calendar year thereafter.

          1.8(A)  "Responsible Officer" means the

officer      * elected by the Employer's Board of

Directors (or similar          governing body)

responsible for human resources matters for the

Employer.

*

          1.9  "Retirement" means any termination by

a Participant who is eligible for a pension, other

than a deferred vested pension, under the terms and

conditions of the BellSouth Personal Retirement

Account Pension Plan, as amended from time to time,

or comparable plan maintained by the Participating

Company employing the Participant.  (In the absence

of a comparable Participating Company sponsored plan,

Retirement eligibility is based upon certification by

the Board of Directors of the Participating Company

employing the Participant that the Participant is

retirement eligible.)

          Additionally, "Retirement" means (i) any

termina-

tion by a Participant who is eligible for a service

benefit     #

under terms and conditions of the BellSouth

Corporation           Supplemental Executive

Retirement Plan, (ii) any termination by

* Text Added 8/10/93

# Text Revised 8/10/93



a Participant who has attained age 62 or older and

whose Term     |

of Employment is ten years or more at the time of

employment     |

termination, (iii) any termination by a Participant

who

separates from service under the BellSouth Career

Transition

Assistance Plan (CTAP), the BellSouth Enterprises

Employee

Career Transition Plan (ECTP), the BellSouth

Telecommunications,

Inc. Career Transition Assistance Plan (BST CTAP),

the  #

BellSouth Telecommunications, Inc. Career Transition

Assistance     %

Plan-Professional (BST CTAP-P), the BellSouth

Telecommunica-

tions, Inc. Employee Separation Assistance Plan

(ESAP), the     %

BellSouth Telecommunications, Inc. Competitive

Management       +

Restaffing Plan (CMRP), the BellSouth Advertising &

Publishing  +

Corporation Voluntary Management Separation Pay Plan

(VMSPP),   % or a designated successor to any such

plan, or other severance    arrangement approved by

the CEO as applicable to this Plan, and %

(iv) any termination by a Participant who separates

from        @

service under the BellSouth Voluntary Transition

Incentive Plan

(VTIP) and whose Term of Employment is ten years or

more of the @

time of such separation.

*

# Text Revised 8/10/93

% Text Revised 10/01/93

@ Text Revised 5/01/94

* Text Deleted 10/1/94

+ Text Added 5/15/95



          1.10  "Disability" means a condition as

that term    *

is defined in the BellSouth Long Term Disability Plan

for         Salaried Employees, as amended from time

to time, or comparable   plan maintained by the

Participating Company employing the

Participant.  In the absence of a comparable

Participating        Company sponsored disability

plan, the condition is based upon    certification by

the Board of Directors of the Participating

Company employing the Participant that the

Participant is         disabled.

          1.11  "Participating Company" means (i)

BellSouth and   (ii) any subsidiary of BellSouth at

least eighty percent (80%)

of the capital stock of which is owned by BellSouth

or by one     or more subsidiaries of BellSouth,

which has been designated

by BellSouth for participation in this Plan.

*

          1.12  "Term of Employment" shall have the

same      #

meaning as is given such term in the BellSouth

Personal         |

Retirement Account Pension Plan, except that it shall

include   |

only the portion of a Participant's term

of employment as is      |

attributable to service with BellSouth, a

Participating Company |

or any other corporation which is a member of the

same      |

controlled group of corporations, within the meaning

of Code   |

Section 414(b), as BellSouth and any trade or

business (whether |

or not incorporated) which is under common control

with         |

BellSouth, within the meaning of Code Section 414(c).

#



* Text Added 9/15/88

# Text Added 10/1/94





                      Article 2

                   Term; Amendment

          This Plan is effective on the date hereof

and shall be effective until terminated by the CEO.

This Plan provides for 1986 through 1998 with Plan

specifications and interest rates being established

by the CEO for each separate Plan Year.  This Plan

may be amended, renewed, restated or extended for

additional Plan Years by the CEO and the CEO may in

his sole discretion, on the basis of financial or

other considerations, not authorize the execution of

Deferral Agreements by Plan Participants

prospectively deferring Compensation for any given

Plan Year.

The CEO may also establish the maximum number of

deferrals for

which Participants are eligible under this Plan.  The

CEO may   *

also authorize the execution of Deferral Agreements,

in           addition to those specifically described

herein, which are        subject to the terms and

conditions of this Plan with such

modifications as the CEO may approve, and such

Deferral           Agreements shall be deemed to have

been made hereunder.         *









* Text Added 10/16/92



Notwithstanding the foregoing, no contractual right

created by and under any Deferral Agreement on the

date of termination or amendment shall be abrogated

by the termination or amendment of this Plan unless

the Participant who executed such Deferral Agreement

consents.  Participants have no other right or

interest in the continuance of this Plan in any form.



                      Article 3

           Administration; Interpretation

          The CEO shall have the exclusive

responsibility      # and complete discretionary

authority to control the operation     and

administration of the Plan, with all powers necessary

to      properly carry out such responsibility,

including without         limitation the power (i) to

interpret the terms of this Plan      and any

Deferral Agreement, (ii) to establish reasonable

procedures with which Participants must comply to

exercise        any right established under the Plan

or any Deferral Agreement,   (iii) to determine

status, coverage and eligibility for



# Text Revised 8/10/93



benefits, (iv) to resolve all questions that arise in

the         operation and administration of this

Plan, and (v) to delegate     his responsibilities

hereunder to any person or entity.  All      actions

or determinations of the CEO (or his delegate) shall

(subject to Section 6.13) be final, conclusive and

binding on     all persons.  The rights and duties of

Participants and other   # persons and entities are

subject to, and governed by, such acts of

administration, interpretations, procedures, and

delegations.



                      Article 4

                 Deferral Agreement

          4.1  Election to Defer.  As hereinafter

provided and subject to acceptance by an Employer,

(a) a Participant may elect to reduce the amount of

Compensation which will be paid to him or her during

any Plan Year by executing and delivering to his or

her Employer in a timely fashion a standard Deferral

Agreement, substantially in the form of Exhibit A

hereto, and (b) a        # Participant may elect to

reduce the amount of a lump-sum pay-

ment to which he or she may become entitled in

connection with    separation under the BellSouth

Career Transition Assistance       Plan (CTAP), the

BellSouth Enterprises Employee Career

Transition Plan (ECTP), the BellSouth

Telecommunications, Inc.  # Career Transition

Assistance Plan (BST CTAP), the BellSouth     %

Telecommunications, Inc. Career Transition Assistance

Plan-

Professional (BST CTAP-P), the BellSouth

Telecommunications,      Inc. Employee Separation

Assistance Plan (ESAP), the BellSouth  %

# Text Revised 8/10/93

% Text Revised 10/01/93



Telecommunications, Inc. Competitive Management

Restaffing      +

Plan (CMRP), the BellSouth Advertising & Publishing

Corporation +

Voluntary Management Separation Pay Plan (VMSPP), the

%

BellSouth Voluntary Transition Incentive Plan (VTIP)

or a       # designated successor to any such

plan, or other severance       # arrangement approved

by the CEO as applicable to this           * Plan, by

executing and delivering to his or her Employer

in a timely fashion a Deferral Agreement,

substantially         *

in the form of Exhibit B hereto; provided that

subsection       #

(b) of this Section 4.1 shall apply to a Participant

separating under the BellSouth Voluntary Transition

Incentive   # Plan (VTIP) only if the Participant's

Term of Employment        @

is ten years or more at the time of such separation.

@

          4.2  Creation of Contractual Obligation.

An         *

Employer which accepts a properly executed and timely

delivered   Deferral Agreement agrees to pay to the

Participant or his or     her Designated Beneficiary,

as defined in Section 6.1, the        benefits

described in Article 5, which shall be calculated

based upon (i) the amount deferred by each

Participant,           (ii) interest rate established

for each Plan Year by the CEO      or his delegate

and applied to that amount annually, (iii) the

time which elapses between the Plan Year of deferral

and the      date of benefit payments, and (iv) other

factors established in   this Plan and by the CEO or

his delegate.

% Text Revised 10/01/93

# Text Revised 5/1/94

* Text Revised 8/10/93

@ Text Deleted 10/1/94

+ Text Added 5/15/95



          An Employer's senior executive officer or

Responsible Officer is authorized to accept and

approve a         properly executed Deferral

Agreement on behalf of that Employer   under Section

4.2.                                              *

          4.3  Timing of Election.  A Participant may

execute and deliver to his or her Employer a standard

Deferral Agreement, substantially in the form of

Exhibit A hereto, on or before      November 30 of

any calendar year to reduce the Participant's     #

Compensation only for the next subsequent Plan Year.

In   *

addition, a Participant may execute and deliver to

his or her     |

Employer a Deferral Agreement, substantially in the

form of   |

Exhibit B hereto, in connection with a lump-sum

payment   |

described in Section 4.1(b) of this Plan within the

time period |

prescribed by his or her Employer, but in no event

later than     |

the day preceding the day on which individuals are

selected for |

separation under such program by the Employer.

*         Notwithstanding any other provisions of

this Plan or any Deferral Agreement, no Deferral

Agreement shall be effective to defer Compensation

(or other amounts) which is earned by any

Participant on or before the date upon which the

Deferral Agreement is properly executed and timely

delivered to the Participant's Employer.



* Text Revised 8/10/93

# Text Deleted 10/1/94



          4.4  Amount of Deferral.  (a) A Participant

may elect to defer during any Plan Year a dollar

amount which is less than or equal to a specified

percent of his or her Compensation Rate applicable to

the Plan Year rounded to the next highest one

thousand dollars.  The CEO shall establish the

specified        # percent of the Compensation Rate

applicable to each Plan Year.  # Notwithstanding any

provision of a Deferral Agreement or this Plan to the

contrary, the Deferral Agreement of a Participant,

with regard to a deferral described in this paragraph

(a) shall *  be modified automatically if necessary

such that all actual reductions pursuant to his or

her Deferral Agreement are made from his or her Net

Gross Monthly Salary.

          (b) A Participant may elect to defer a

portion of a  *  lump-sum payment to which he or she

may become entitled as        described in Section

4.1(b) in an amount not to exceed (i) a      dollar

amount which is less than or equal to the maximum

deferral, if any, which such Participant could elect

under        paragraph (a) of this Section 4.4 at the

time of election, and    (ii) the dollar amount by

which any election of deferrals under   paragraph (a)

of this Section 4.4 for the Plan Year in which

the Participant terminates employment have not been

satisfied     at the time of termination of

employment, except as may be        otherwise

approved by the CEO.

*

# Text Revised 8/26/88

* Text Revised 8/10/93



                      Article 5

                 Payment of Benefits

          5.1  Retirement Benefit.  If a Participant

terminates employment with his or her Employer and is

not immediately reemployed by another Employer and

such termination constitutes a Retirement, then the

Employer shall pay to the Participant the

annual Retirement benefit stated in his or her

Deferral Agreements on those dates specified in each

Deferral Agreement.  Except as hereinafter provided,

the number of Retirement benefit payments which will

be stated in a Participant's Deferral Agreement shall

equal the lesser of (i) fifteen (15) and (ii) the

remainder of eighty (80) minus the age at which

Retirement benefit payments commence pursuant to this

Section.  The first Retirement benefit payable under

a Deferral Agreement shall be paid as soon as

administratively practicable after the first  *

(1st) day of January following the calendar year

in which the Participant attains age sixty-five (65).

Any Deferral Agreement executed by a Participant

which defers amounts which would otherwise be payable

to the Participant in or after the Plan Year in which

he or she attains age sixty-five (65), however, shall

provide that the first Retirement benefit payable

shall be paid as soon as administratively practicable

after    *

the first (1st) day of January following the later of

(i) the fifth (5th) anniversary of the date upon

which the Deferral Agreement is accepted by the

Employer or (ii) his or her Retirement, and that the

number of Retirement benefit payments shall equal the

remainder of (i) eighty (80) minus

* Text Revised 10/1/94



(ii) the age at which Retirement benefit payments

commence

pursuant to this Section.  Notwithstanding the

foregoing, with     *

respect to any Plan Year or selected deferrals, the

CEO may   |

specify alternative benefit payment schedules.

*

          If a Participant is, on the date of

Retirement, or becomes thereafter a proprietor,

officer, partner, or employee

of, or otherwise is or becomes affiliated with (i)

any business that is in competition with any Employer

or (ii) any government agency having regulatory

jurisdiction over the business activities of any

Employer, then, upon that date, no further benefit

payments shall be made to the Participant, or any

other

person with respect to the Participant's participation in this

Plan, under any provision or Section of this Plan,

except that, the Participant shall be paid in lump-

sum as soon as      #

administratively practicable after the first (1st)

day  #

of January following that date an amount equal to (i)

the amount deferred pursuant to each of his or her

Deferral Agreements,    % (ii) plus interest on each

such amount (adjusted to take into account all

payments described in clause (iii) below) credited

separately at a rate equal to the rate paid on ten

(10) year United States Treasury obligations on each

date for which interest is credited, compounded

quarterly, for each Plan Year between the Plan Year

to which the Deferral Agreement applies and the Plan

Year in which the act occurs or status is first

* Text Added 9/15/88

% Text Revised 8/10/93

# Text Revised 10/1/94



attained, inclusive, (iii) minus the amount of all

Interim

Distributions and any other payments hereunder.  If

the above calculation results in a negative amount,

such amount shall not be collected from, or enforced

against the Participant as a claim by his or her

Employer.

          5.2  Interim Distributions.  A Participant

shall be paid the benefits stated in Paragraph 3 of

his or her standard Deferral Agreements on those

dates stated in that paragraph of

each such Deferral Agreement (herein referred to as

"Interim Distributions").  However, no Interim

Distribution shall be stated in a Deferral Agreement

or paid to any Participant as a result of the

Deferral Agreement if the Participant is age

fifty-five (55) or older on any day during the Plan

Year to which the Deferral Agreement applies.  Except

as may be otherwise

specified by the CEO, no Interim Distribution shall

be paid to a

Participant on or after the date upon which the

Participant or his or her Designated Beneficiary

receives any benefit or payment under any other

Section of this Plan or any other paragraph of his or

her Deferral Agreement.  No Interim Distribution

shall   * be paid in connection with any Deferral

Agreement which does      not specifically provide

for such benefits.                     *

          5.3  Death Benefit.  If a Participant dies

on or before the date upon which he or she is

eligible for Retirement,#

 then his or her Designated Beneficiary, as defined

in Section  &

6.1, shall be paid in a lump-sum as soon as

administratively    %

* Text Added 8/10/93
# Text Revised 8/26/88
& Text Deleted 10/1/94
% Text Revised 10/1/94

practicable after the first day of January following

his or her %

date of death an amount equal to:  (i) the amount

deferred      *

pursuant to each of his or her Deferral Agreements,

(ii) plus interest on each such amount (adjusted to

take into account all payments described in clause

(iii) below) credited separately at the rate approved

for and applicable to his or her participation

in each Plan Year for which he or she executed

accepted Deferral Agreements, such rates to be

compounded quarterly for each Plan Year between the

Plan Year to which the Deferral Agreement applies and

the Plan Year in which his or her death occurs,

inclusive, (iii) minus the amount of all Interim

Distributions, if any, received by the Participant or

to which the Participant is entitled on or before the

date of his or her death.  If the

above calculation results in a negative amount, such

amount shall

not be collected from, or enforced against the

Participant as a claim by his or her Employer.

          If a Participant dies on or after the date

upon which he or she is eligible for Retirement (as

defined in Section 1.9), whether or not he or she has

in fact terminated employment, prior to commencing

receipt of benefits, or having received all benefits,

as the case may be, payable in accordance with the

duly authorized Deferral Agreement under this Plan,

except as provided under Section 5.4, then his or her

Designated Beneficiary, as defined in Section 6.1,

shall receive all benefits, or continue to receive

the remaining benefits, as the case may be, in

accordance with that Deferral Agreement.

* Text Revised 8/1/93

% Text Revised 10/1/94



          If the Participant's Designated Beneficiary

receives or is entitled to receive a benefit

hereunder, then no person or persons shall receive or

be entitled to receive any benefit or payment under

any other Section or this Plan or under any Deferral

Agreement, notwithstanding any other provision of

this Plan or any Deferral Agreement.

          5.4  Pre-Retirement Disability Benefit.  If

a Participant suffers a Disability or becomes

Disabled (as        * defined in Section 1.10) prior

to the date upon which he or     * she receives or is

entitled to receive a benefit under Section 5.1 or

Section 5.3, then he or she shall be paid by the

Employer in a lump-sum as soon as administratively

practicable after the %

first (1st) day of January following the Plan Year in

which the Disability occurs an amount equal to:  (i)

the amount deferred pursuant to each of his or her

Deferral Agreements, (ii) plus     #

interest on each such amount (adjusted to take into

account all payments described in clause (iii) below)

credited separately at the rate approved for and

applicable to his or her participation in each Plan

Year for which he or she executed accepted Deferral

Agreements, such rates to be compounded annually for

each Plan Year between the Plan Year to which the

Deferral Agreement applies and the Plan Year in which

his or her Disability occurs, inclusive, (iii) minus

the amount of all Interim Distributions, if any,

received by the Participant or to which the

Participant is entitled on or before the date of

onset of Disability.

* Text Revised 8/26/88

# Text Revised 8/10/93

% Text Revised 10/1/94



If the above calculation results in a negative

amount, such amount shall not be collected from, or

enforced against the Participant as a claim by his or

her Employer.  If the Participant receives or is

entitled to receive a benefit hereunder, then no

person or persons shall receive or be entitled to

receive any benefit or payment under any other

section of this Plan or under any Deferral Agreement,

notwithstanding any other provisions of this Plan or

any Deferral Agreement.

          5.5  Termination of Employment Prior to

Retirement or Disability.  If a Participant

terminates employment with his or her Employer, and

is not immediately reemployed by another Employer,

prior to death, Disability or Retirement, then a

benefit amount shall be paid to the Participant,

either in a lump-sum or in five (5) annual

installments, at the election of the CEO, payable as

soon as administratively practicable after  #

the first (1st) day of January following his or her

date of termination (and anniversaries thereof in

case of installments), which amount equals (i) the

amount deferred pursuant           *

to each of his or her Deferral Agreements,

(ii) plus interest on each such amount (adjusted to

take into account all payments described in clause

(iii) below) credited separately at a rate equal to

the rate on ten (10) year United States Treasury

obligations on each date for which interest is to be

credited, compounded quarterly, for each Plan Year

between the Plan Year to which the Deferral Agreement

applies and the Plan Year in which the termination

occurs, inclusive, (iii) minus the

* Text Revised 8/10/93

# Text Revised 10/1/94



amount of all Interim Distributions, if any, received

by the

Participant or to which the Participant is entitled

on or before

the date of his or her termination.  If the above

calculation results in a negative amount, such amount

shall not be collected from, or enforced against the

Participant as a claim by his or

her Employer.  If the Participant receives or is

entitled to receive a benefit hereunder, then no

person or persons shall then or thereafter receive

any benefit or payment under any other Section of

this Plan or any Deferral Agreement, notwithstanding

any other provision of this Plan or any Deferral

Agreement.

          5.6  Certain Rotational Assignments.  In

the event that a Participant is transferred to

Bellcore or to any other

subsidiary of BellSouth that is not a Participating

Company,    * and under circumstances where it is

expected that such            Participant will return

to employment with BellSouth or another * Employer,

then (1) such transfer will not be considered a

termination of employment under Section 5.5, (2) such

Participant's Compensation deferrals shall cease as

of the date of such transfer and (3) his Deferral

Agreement in effect for the

year of transfer shall automatically be amended by

his Employer to reduce his Retirement benefits and

Interim Distributions to equal the percentage of such

payments equal to the percentage  #

that his actual Compensation deferrals made for the

year of    |

transfer are of his elected Compensation deferrals

#

for such year.  Such a Participant shall be deemed to

have terminated employment under Section 5.5 if, and

as of the date, that he terminates employment with

Bellcore or such other

* Text Revised 8/1/88

# Text Revised 10/1/94



applicable company and fails to return to employment

with

BellSouth or other Employer, or he otherwise fails to

meet the terms of his rotational assignment.

                      Article 6

                    Miscellaneous

          6.1  Beneficiary Designation.  If a

Participant dies and, on the date of his or her

death, any benefit or benefits remain to be paid to

the Participant under the terms and conditions of

this Plan, the remaining benefit or benefits shall be

paid to that person or persons designated by the

Participant

("Designated Beneficiary") on the form provided from

time to time to the Participant by his or her

Employer in accordance with the Deferral Agreement.

If the Designated Beneficiary dies prior to

completion of all payments under the Deferral

Agreement, the estate of the Designated Beneficiary

shall be paid by the Employer in a lump-sum as soon

as administratively practicable  #

after the first (1st) day of January following    #

the year in which the Designated Beneficiary died.

The amount of the lump-sum will be equal to (i) the

amount deferred pursuant to each of the Participant's

Deferral Agreements,                 *   ii) plus

interest on each such amount (adjusted to take into

account all payments described in clauses (iii) and

(iv) below) credited separately at the rate approved

for and applicable to the Participant's participation

in each Plan Year from which he or she executed

accepted Deferral Agreements, such rates to be

# Text Revised 10/1/94

* Text Revised 8/10/93



compounded quarterly for each Plan Year between the

Plan Year to which the Deferral Agreement applies and

the Plan Year in which

the Designated Beneficiary's death occurs, inclusive,

(iii) minus the amount of all Interim Distributions,

if any

received by the Participant or Designated

Beneficiary, (iv) minus the Retirement benefits paid

to the Participant or Designated Beneficiary pursuant

to the Deferral Agreement(s).  If the above

calculation results in a negative amount, such amount

shall not be collected from, or enforced against the

estate of the Designated Beneficiary.  If no

Designated Beneficiary has been chosen by the

Participant or if the Designated Beneficiary is not

living on the date of the Participant's death, the

estate of the Participant shall be paid by the

Employer in a lump-sum as soon as administratively

practicable after the     #

first (1st) day of January following the year in

which the         Participant died.  The amount of

the lump-sum shall be determined in the manner

described previously in this Section 6.1.

          6.2  Obligations of Employers not the

Obligations of BellSouth.  The duties and obligations

of each Employer hereunder are several but not joint,

each Employer is only liable to its own employees who

are Participants hereunder, and BellSouth is

not liable for the actions, omissions, duties or

obligations of any other Employer hereunder.

          6.3  Recalculation Events; Treatment of

this Plan under Applicable Federal Income Tax Laws.

The adoption and maintenance of the Plan is strictly

conditioned upon (i) the

# Text Revised 10/1/94

applicability of Code Section 451(a) to the

Participant's       % recognition of gross income as

a result of his or her           % participation,

(ii) the fact that Participants will not recognize

gross income as a result of participation in this

Plan until and to the extent that benefits are

received, (iii) the applicability of Code Section

404(a)(5) to the deductibility of the amounts paid to

Participants hereunder, (iv) the fact that an

Employer will not receive a deduction for amounts

credited to any accounting reserve created as a

result of this Plan until and only to the extent that

benefits are paid, and (v) the

inapplicability of Parts 2, 3, and 4 of Title I of

ERISA to     *

this Plan by reason of the exemptions set forth in

ERISA          Sections 201(a), 301(a) and 401(a) and

Part 1 of ERISA by          reason of the exemption

set forth in Section 2520.104-23 of       applicable

United States Department of Labor regulations.  If

* the Internal Revenue Service, the Department of

Labor or any     court determines or finds as a fact

or legal conclusion that any of the above conditions

is untrue and issues or intends to issue an

assessment, determination, opinion or report stating

such, or

if the opinion of the legal counsel of BellSouth

based upon legal authorities then existing is that

any of the above assumptions is incorrect, then, if

the CEO so elects within one year of such finding,

determination, or opinion, a Recalculation Event

shall be deemed to have occurred.

% Text Revised 5/30/90

* Text Revised 8/10/93



          If a Recalculation Event occurs under this

Section   # 6.3, Section 6.4, or any other Section of

this Plan, then each    Participant who has not

attained the age of fifty-five (55)

years on the date on which the CEO takes official

action to       elect the occurrence of a

Recalculation Event shall thereafter    be paid

benefits in accordance with the election made

# irrevocably in connection therewith in the Deferral

Agreement.  For each such Participant the amount of

Retirement benefit stated in the Deferral Agreement

shall be recalculated and restated using a rate of

interest equal to the rate of interest on ten (10)

year United States Treasury obligations on each date

upon which interest should have been or will be

calculated, compounded quarterly, instead of the

interest rate assumed in originally calculating the

benefit, as referenced in Section 4.2.

          Notwithstanding anything to the contrary

contained   # in this Plan or a Deferral Agreement,

the benefits payable with   respect to any

Participant who shall have either (i) attained

the age of fifty-five (55) years or (ii) died, on or

prior to

the date on which the CEO takes official action to

elect the      occurrence of a Recalculation Event

under either Sections 6.3      or 6.4 of this Plan,

shall not be recalculated and restated in    the

manner described in such Sections or in any other way

# affected by such action.  If such Participant or

Designated      Beneficiary receives or is entitled

to receive a benefit as result of the occurrence of a

Recalculation Event, then no person or persons shall

receive or be entitled to receive any benefit or

# Text Added 8/1/88

payment under any other Section of this Plan or under

any Deferral Agreement, notwithstanding any other

provision of this Plan or the Deferral Agreement.

          6.4  Changes in the Internal Revenue Code

of 1954.  The adoption and maintenance of this Plan

also is strictly conditioned upon the existence and

continuation of the percentage tax rates for

corporations stated in Section 11(b) of the       *

Internal Revenue Code of 1954, as amended through

August 13,      1981 but not thereafter (the "1954

Code").  In particular, the    adoption and

maintenance of this Plan is strictly conditioned

upon the rate of tax stated in Section 11(b)(5) of

the 1954       Code, that is, "46 percent of so much

of the taxable income as    exceeds $100,000."  If

(1) 1954 Code Section 11(b) is deleted   * or amended

or a surtax or other addition to tax is imposed and,

as a result thereof, the rate of federal income tax

imposed on taxable income of corporations in excess

of One Hundred Thousand

Dollars ($100,000) is reduced below such rate in

effect

immediately before reduction and is less than forty

percent (40%), (2) a tax is imposed by the federal

government on income, sales, consumption, or the

value of goods and services which is not currently

contained in the Code, or (3) the Code is amended or

restated so extensively that in the opinion of the

legal

counsel of BellSouth the tax treatment of this Plan

to the Employer has materially changed to the

detriment of the Employer,



* Text Revised 6/1/90



then, if the CEO so elects within one year after the

enactment  * of the legislation causing such event, a

Recalculation Event      shall be deemed to have

occurred and a benefit will be payable    only as

described in Section 6.3.

*

          6.5  Governing Law.  This Plan and the

Deferral Agreements shall be construed in accordance

with the laws of the

State of Georgia to the extent such laws are not

preempted by   # ERISA.

#

          6.6  Successors, Mergers, Consolidations.

The terms and conditions of this Plan and each

Deferral Agreement shall inure to the benefit of and

bind BellSouth, the other Employers, the

Participants, their successors, assigns, and personal

representatives.  If substantially all of the assets

of any Employer are acquired by another corporation

or entity or if an Employer is merged into, or

consolidated with, another corporation or entity,

then the obligations created hereunder and as a

result of the Employer's acceptance of Deferral

Agreements shall be obligations of the successor

corporations or entity.

          6.7  Discharge of Employer's Obligation.

The payment by the Employer of the benefits due under

each and every Deferral Agreement to the Participant

or to the person or persons specified in Section 6.1

discharges the Employer's obligations  hereunder, and

the Participant has no further rights under this

Plan or the Deferral Agreements upon receipt by the

appropriate



* Text Added 8/1/88

# Text Revised 8/10/93

person of all benefits.  In addition, (i) if any

payment is     *

made to a Participant or his or her Designated

Beneficiary        with respect to benefits described

in this Plan from any source   arranged by the

Employer including, without limitation, any

fund, trust, insurance arrangement, bond, security

device, or

any similar arrangement, such payment shall be deemed

to be in

full and complete satisfaction of the obligation of

the Employer  under this Plan and the Deferral

Agreements to the extent of      such payment as if

such payment had been made directly by the

Employer; and (ii)  if any payment from a source

described in     clause (i) above shall be made, in

whole or in part, prior to     the time payment would

be made under the terms of this Plan and   the

Deferral Agreement, such payment shall be deemed to

satisfy   the Employer's obligation to pay Plan

benefits beginning with     the benefit which would

next become payable under the Plan and    the

Deferral Agreement and continuing in the order in

which       benefits are so payable, until the

payment from such other        source is fully

recovered.  In determining the benefits

satisfied by a  payment described in clause (ii),

Plan benefits,  as they become payable, shall be

discounted to their value as of  the date such actual

payment was made using an interest rate      equal to

the valuation interest rate for deferred annuities as

last published by the Pension Benefit Guaranty

Corporation

prior to the date of such actual payment.  If the

benefits        which actually become payable under

this Plan, after applying



* Text Added 5/25/90

the discount described in the preceding sentence, are

less than   the amount of the payment(s) described in

clause (ii), any        such shortfall shall not be

collected from or enforced against    the Participant

as a claim by the Employer.                     *

6.8  Social Security and Income Tax Withholding.

Each Participant agrees as a condition of

participation hereunder that

his or her Employer may withhold federal, state, and

local income taxes and Social Security taxes from any

distribution or benefit paid hereunder.

          6.9  Notice; Delivery of Deferral

Agreement.  Any notice required to be delivered

hereunder and any Deferral Agreement is properly

delivered to the Employer when personally delivered

to, or actually received from the United States mail,

postage prepaid, by Executive Compensation and

Benefits Group, #

Room 13J08, BellSouth Corporation, 1155 Peachtree

St., N.E., Atlanta, Georgia 30309-3610.

#

          6.10  Nature of Obligations Created

Hereunder.  The Participants agree as a condition of

participation hereunder that:

          (a) Participants have the status of

general, unsecured creditors of the Employer and the

Plan and the Deferral Agreements constitute the mere

promise by the Employer to make benefit payments in

the future;

            (b)  nothing contained in this Plan or

any Deferral Agreement shall create or be construed

to create a trust of any kind between BellSouth, any

Employer, and any Participant;

* Text Added 5/25/90
# Text Revised 10/1/94

          (c)  benefits payable, and rights to

benefits under, this Plan and Deferral Agreements may

not be anticipated, sold, assigned (either at law or

in equity), transferred, pledged, encumbered or

subject to attachment, garnishment, levy, execution

or other legal or equitable process.

          The Plan is intended to be unfunded for

purposes of ERISA and the Code.

          6.11  No Modification of Employment

Agreement.  Neither this Plan nor any Deferral

Agreement constitutes a modification of any

employment agreement which may exist between the

Participant and the Participating Company employing

the Participant, and no right to continued employment

is created by this Plan or the Deferral Agreement.

          6.12  Liability of Employers for Individual

Participants Employed by More than One Employer;

Applicability of Deferral Agreement Filed with One

Employer to Subsequent Employers.  Any Deferral

Agreement which is timely executed and delivered to

an Employer shall be effective to defer Compensation

earned by the Participant from that Employer or any

other Employer during the period in which the

Deferral Agreement is effective.  The execution and

delivery of a Deferral Agreement by a Participant

constitutes an election by the Participant to defer

Compensation earned from any Employer under the terms

of this Plan.  A Participant who timely executes and

delivers a Deferral Agreement to one Employer and who

subsequently transfers to another Employer or

otherwise terminates employment and becomes employed

by another Employer shall have the Compensation which

is paid to him or her by both Employers reduced under

the terms of the Deferral Agreement and this Plan as

if the transfer or termination and reemployment had

not occurred.  The Employer which accepts an

executed, timely delivered Deferral Agreement is

liable to the Participant for all benefits which may

be payable under, and as a result of, that Deferral

Agreement notwithstanding the transfer of a

Participant to or from another Employer, or the

termination and reemployment of a Participant by

another Employer.  If a Participant timely executes

and delivers Deferral Agreements to more than one

Employer, each Employer is singly and not jointly

liable for the Deferral Agreement or Deferral

Agreements which it accepted.  Any provision of this

Plan which refers to a benefit or payment which is

payable as a result of more than one (1) Deferral

Agreement shall be construed to apply only to the

Deferral Agreements delivered by that Participant and

accepted by each separate Employer of that

Participant, and not to all Deferral Agreements

executed and timely delivered by one Participant or

all Participants to all Employers, each Deferral

Agreement which incorporates the terms of this

constituting a separate contractual obligation of a

single Employer.

          6.13 Claims for Benefits.  The CEO (or his

* delegate) shall review all claims for benefits

under the Plan    and the Deferral Agreements.  Any

claim for benefits hereunder



* Text Added 8/10/93





which is denied, in whole or in part, shall be

subject to the    review and appeals procedures

adopted by BellSouth for         * executive and

senior manager benefits.                         #







































* Text Added 8/10/93

# Text Revised 10/1/94




Exhibit A
                 Deferral Agreement
 for the BellSouth Nonqualified Deferred Income Plan




1.  Amount of Deferral.  I,
, hereby agree to participate in the BellSouth
Nonqualified Deferred Income Plan ("Plan"). I have read the Plan in its entirety and agree to its terms and conditions, which are incorporated herein by reference. Pursuant to the terms of the Plan, I elect to defer from my compensation to be paid to me in Plan Year ____ the sum of Dollars. I understand that my Compensation which ordinarily would be paid to me in that Plan Year will be reduced by the amount of my deferral, and that such reduction will be made only from my gross monthly salary, not from any bonus or incentive award which may be payable to me.

2. Retirement Benefits. In consideration for my deferral, my Employer shall pay to me the following benefits on the dates specified, if I am entitled to these benefits under the terms and conditions of the
Plan:

3. Interim Distributions. In consideration for my deferral, my Employer shall pay to me the following benefits on the dates specified, if I am entitled to these benefits under the terms and conditions of the
Plan:

4. Recalculation Event. If a Recalculation Event applicable to me occurs, my Employer shall pay to me benefits in an amount determined in accordance with the terms and conditions of paragraph 6.3 of the Plan paid in accordance with the terms elected below. The undistributed balance of the recalculated amount will continue to accumulate at the reduced rate specified in paragraph 6.3 of the Plan. This election is irrevocable after November 30 immediately preceding the Plan Year to which this Agreement pertains:

     Recalculated amount paid in a lump-sum as soon as administratively practicable after the first day of
     the year following the date of the Recalculation
Event.

     Recalculated amount paid in four annual payments
     beginning
     as soon as administratively practicable after
the first day       of the year following the date of
the Recalculation Event.

     Recalculated amount paid in same number of payments beginning on the same date as specified in paragraph 2 of this Agreement.





5. Primacy of Plan. I recognize that I am entitled to benefits hereunder and that this Agreement is subject to the terms and conditions of the Plan.


                                 Accepted by
Employer:

_________________________
____________________________
Signature                       Signature


_________________________
____________________________
Date                             Date



Exhibit B

                 DEFERRAL AGREEMENT
 FOR THE BELLSOUTH NONQUALIFIED DEFERRED INCOME PLAN
         (For Deferral of Lump-Sum Payments)



     THIS AGREEMENT is made this _____ day of ____________, 19 , by and between
(the "Company") and  _________________ (the
"Employee");



                W I T N E S S E T H:

     WHEREAS, the Employee may separate from service with the Company under the terms of an eligible separation plan or arrangement sponsored by the Company (hereinafter, the "Separation Plan"); and

     WHEREAS, the BellSouth Nonqualified Deferred
Income Plan (the "Plan") permits the Employee to elect irrevocably to defer a portion of the lump-sum separation allowance to which he may become entitled thereunder, and the Employee desires to make such deferral;

     NOW, THEREFORE, it is mutually agreed as follows:


                         1.

               PLAN PROVISIONS CONTROL

     The Plan, including all terms, conditions,
restrictions and limitations contained therein, is
hereby incorporated by reference and made a part of
this Agreement for all purposes.   The terms and
conditions applicable to the plan year of the Plan in which the Employee separates from service shall apply to deferrals hereunder. In interpreting the Plan for purposes of this Agreement, the lump-sum separation allowance payable under the Separation Plan shall not be included in the Employee's "Compensation Rate" as that term is used in the Plan.



                         2.

                CONDITIONAL DEFERRAL

     The deferral election contained herein shall be irrevocable by the Employee upon its submission to the Company but shall be expressly conditioned upon the Employee's separation from service under the Separation Plan. If the Employee does not separate from service under the Separation Plan, this Agreement shall be null and void. Neither the Company's offering of this deferral opportunity to the Employee, the Company's acceptance of the Employee's deferral election contained in this Agreement, nor any other provision hereof shall in any way be construed as conferring upon the Employee any right or entitlement to any payment under the Separation Plan.

                         3.

                       DEFERRAL ELECTION(S)

     (a)  Subject to the Plan's limitations, the
Employee hereby irrevocably elects to defer from the
lump-sum separation allowance payable under the
Separation Plan                     Dollars ($
).*

  *NOTE:  Amount may not exceed __% of the sum of
        your current
     annual base salary and lump-sum awards received
in the         previous twelve (12) months.

                       YES         NO

     (b) The Employee hereby irrevocably elects to defer from the lump-sum separation allowance payable under the Separation Plan the dollar amount by which any election of deferrals from base salary under the Plan for the plan year of the Plan in which the Employee separates from service has not been satisfied by the time the Employee separates.

                       YES         NO

               Such amounts shall be subject to the
          terms of the original Deferral Agreement to which they relate.

     I understand that the lump-sum separation allowance payable under the Separation Plan which would otherwise have been paid to me will be reduced by the amount of my deferral(s).





                         4.

                 RETIREMENT BENEFITS

     In consideration of my deferral described in
section 3(a) above, if any, the Company shall pay to me the following benefits on the dates specified, if I am entitled to these benefits under the terms and conditions of the Plan:

     Any distributions attributable to deferral(s)
under Schedule B of the Plan shall be made beginning
on            in         annual payments.

                         5.

                INTERIM DISTRIBUTIONS

     In consideration for my deferral described in
section 3(a) above, if any, the Company shall pay to me the following benefits on the dates specified, if I am entitled to these benefits under the terms and conditions of the Plan:

                         6.

                 RECALCULATION EVENT

     If a Recalculation Event occurs, the Company shall pay to me benefits in an amount determined in accordance with the terms and conditions of paragraph
6.3 of the Plan paid in accordance with the terms elected below. The undistributed balance of the recalculated amount will continue to accumulate at the reduced rate specified in paragraph 6.3 of the Plan.

           __
               |__| Recalculated amount paid in a lump-sum as
               soon
               as administratively practicable after the
               first day of the year following the date of the Recalculation Event.
                __
               |__| Recalculated amount paid in four annual
               payments beginning as soon as administratively practicable after the first day of the year following the date of the Recalculation Event.
                __
               |__| Recalculated amount paid in same number of payments beginning on the same date as specified in paragraph 4 of this Agreement.








     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by a duly authorized officer, and the Employee has hereunto set his hand, as of the date set forth above.

EMPLOYEE:                               THE COMPANY:


                                        By:
Signature                                  Signature


Name (Print)                            Title